United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 12, 2022

Date of Report (Date of earliest event reported)

Viveon Health Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39827	85-2788202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Gibson, Deal & Fletcher, PC Spalding Exchange 3953 Holcomb Bridge Road Suite 200 Norcross Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 861-5393

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	VHAQ.U	NYSE American, LLC
Common Stock	VHAQ	NYSE American, LLC
Warrants	VHAQ.WS	NYSE American, LLC
Rights	VHAQ.R	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 12, 2022, Viveon Health Acquisition Corp.’s (the “Company”) audit committee Chair concluded, after discussion with the Company’s management, that the Company’s financial statements for the quarter ended March 31, 2022 (the “Q1 10-Q”), should no longer be relied upon because of an error in such financial statements. The Company’s management and audit committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 internally and with Marcum LLP, the Company's independent accountant (“Marcum”).

As disclosed in the Current Report on Form 8-K filed on March 18, 2022, on March 23, 2022, the Company filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (the “Amendment”). The Amendment (i) extended the date by which the Company has to consummate a business combination for three months, from March 28, 2022 (the “Original Termination Date”) to June 28, 2022 (the “Extended Date”) and (ii) allows the Company, without another stockholder vote, to elect to extend the date to consummate a business combination on a monthly basis for up to six times by an additional one month each time after the Extended Date, upon five days’ advance notice and the deposit of $240,000 prior to the applicable deadline, for a total of up to nine months after the Original Termination Date, unless the closing of the proposed business combination with Suneva Medical, Inc. or any potential alternative initial business combination shall have occurred. The Company deposited $720,000 into the Trust Account on March 23, 2022.

In connection with the preparation of the unaudited financial statements on Form 10-Q for the quarter ended June 30, 2022 (the “Q2 10-Q”), management identified a transaction related to the extension of the date to consummate the business combination that the Company had not accounted for properly. Specifically, the Company did not appropriately adjust the carrying amount of the common stock subject to redemption as of March 31, 2022. The $720,000 deposited into the Trust Account became available for redemption to the remaining stockholders, who may redeem in connection with the meeting for the business combination. As such, the Company should have included this amount within the remeasurement adjustment to the common stock subject to redemption as of March 31, 2022.

The Company will correct and restate its unaudited financial statements for the quarter ended March 31, 2022 (the “Non-Reliance Period”) and disclose such restated financial statements in a footnote to its Q2 10-Q. The Q2 10-Q is expected to be filed no later than the fifth calendar day following the prescribed due date for the Q2 10-Q.

The Company’s management previously concluded, as disclosed in Item 4.01 of the Current Report on Form 8-K filed on November 16, 2021 and Item 4.01 of the Current Report on Form 8-K filed on March 15, 2022, that deficiencies in internal control over financial reporting existed relating to the accounting treatment for complex financial instruments and that the failure to properly account for such instruments constituted a material weakness as defined in the SEC regulations. The same deficiencies resulted in the accounting error disclosed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2022

VIVEON HEALTH ACQUISITION CORP.

By:	/s/ Jagi Gill
Name:	Jagi Gill
Title:	Chief Executive Officer

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